UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   November 16, 2017

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   419-423-1321

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Board of Directors (“Board”) of Cooper Tire & Rubber Company (the “Company”) elected Tracey I. Joubert as a new director, effective immediately, for an initial term ending at the Company’s 2018 Annual Meeting of Stockholders or until her earlier resignation or removal. Ms. Joubert is not being appointed to any committees at this time. Ms. Joubert is currently serving as Chief Financial Officer of Molson Coors Brewing Company. The Board has determined that, as of November 16, 2017, Ms. Joubert satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange.

As a non-employee director, Ms. Joubert will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on March 20, 2017 with the Securities and Exchange Commission (the “SEC”).

On November 16, 2017, the Company also entered into an Indemnification Agreement (the “Indemnification Agreement”) with Ms. Joubert. The Indemnification Agreement is substantially the same as the form indemnification agreement for directors and executive officers that is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

November 16, 2017	By:	/s/ Jack Jay McCracken

Name: Jack Jay McCracken
Title: Assistant General Counsel and Assistant Secretary